                                                                    EXHIBIT 23.8

Sylvan Learning Systems, Inc.
1000 Lancaster Street
Baltimore, Maryland 21202

     Re:  Consent Pursuant to Rule 438
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Gentlemen:

     I hereby consent to the use of my name and the description of my principal occupation, directorships with public companies and other information in the Registration Statement on Form S-4 being filed by Sylvan Learning Systems, Inc. ("Sylvan"), under the Securities Act of 1933, as amended (the "Registration Statement"). Specifically, I acknowledge and agree (i) that such information shall be disclosed in connection with "Proposals VII and VIII: Election of Sylvan Board Nominees" of the Joint Proxy Statement/Prospectus of Sylvan and National Education Corporation, which is a party of the Registration Statement and (ii) that this consent shall be filed with the Registration Statement in accordance with Securities Act Rule 438.

                                   Very truly yours,

                                   Michael R. Klein
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                                   (Print name of Merger Nominee)

                                   By: /s/  Michael R. Klein
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